PROMISSORY NOTE

$2,500,000 Oklahoma City, Oklahoma

April 17, 2012

FOR VALUE RECEIVED, the undersigned, OSAGE EXPLORATION & DEVELOPMENT, INC., a Delaware corporation, (the “Borrower”), promises to pay to the order of BOOTHBAY ROYALTY CO., an Oklahoma corporation (the “Lender”), at 6608 North Western Avenue, Oklahoma City, OK 73116, or at such other place as may be designated in writing by Lender, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), or so much as may be disbursed hereunder together with interest thereon at the rate of eighteen percent (18%) per annum.

This Note shall be payable interest only commencing on April 30, 2012, and continuing on the last day of each month thereafter until April 17, 2014, when this Note shall be fully due and payable together with all accrued interest .

Advances and payments hereunder may, at the option of the Lender, be recorded on this Note and shall be prima facie evidence of such advances, payments and unpaid balance of this Note.

Eighteen months after the date of this Note, Borrower may make prepayments of the principal of this Note. Prepayments shall be in the minimum amount of $250,000 of principal together with all accrued interest.

Any sum not paid on or before its due date will bear interest at the rate of twenty-four percent (24%) per annum. During the existence of any such default, the Lender may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing this Note as the Lender may determine.

If a payment is more than ten (10) days late, Borrower will be charged five percent (5%) of the unpaid portion of the payment or Twenty-five and 00/100 Dollars ($25.00), whichever is greater. This late charge shall be paid promptly but only once for each late payment.

The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender’s rights hereunder or under any instrument securing payment of this Note, the Borrower will pay to the Lender its reasonable attorney’s fees and all court costs and other expenses incurred in connection therewith, whether or not an action shall be instituted to enforce this Note.

This Note is to be construed according to the laws of the State of Oklahoma. This Note is given for an actual loan of money for business purposes and not for personal, residential or agricultural purposes.

Payment of this Note is secured by a First Mortgage (with Power of Sale), Security Agreement and Financing Statement (“Mortgage”), and other collateral documents of even date covering real and personal property located in Logan County, Oklahoma. The Borrower agrees that this Note may, at the Lender’s option, be enforced without first resorting to or exhausting any collateral securing payment hereof and without first having recourse against any of the property covered by the Mortgage any other instrument securing payment hereof, through foreclosure proceedings or otherwise. In the event the Lender elects to enforce this Note without first resorting to or exhausting any such collateral security, the Borrower waives any right to set off, statutory or otherwise, of the value of any such collateral security.

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The entire principal sum of this Note and the accrued interest hereon, shall become and be immediately due and payable, at the option of Lender, without notice:

1.                  In the event of default in the payment of any amount due hereunder; or

2.                  On the failure of Borrower to comply with any of the provisions, obligations or conditions of this Note, the Mortgage, or any instrument securing the debt evidenced hereby; or

3.                  If, by an order of a court of competent jurisdiction, a receiver, liquidator or trustee of the Maker, or of any property of the Borrower, shall be appointed and shall not have been discharged in sixty (60) days; or

4.                  If the Borrower shall file a petition in voluntary bankruptcy under any provision of any bankruptcy law, or shall consent to the filing of any bankruptcy petition against it under any such law.

The failure of the Lender to exercise any of the remedies or options set forth in this Note, or in any instrument securing payment hereof, upon the occurrence of one or more events of default shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other event of default. The acceptance by the Lender of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing remedies or options at that time or any subsequent time, or nullify any prior exercise of such remedy or option, without the express written consent of the Lender.

For purposes of computing interest under this Note, payments of all or any portion of the principal sum owing under this Note will not be deemed to have been made until such principal payments are received by the Lender in collected funds.

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The Borrower hereby irrevocably: (i) submits and consents, and waives any objection to personal jurisdiction in the State of Oklahoma for the enforcement of this Note, and (ii) waives any and all personal rights under the law of any state to object to jurisdiction for the purposes of litigation to enforce this Note. The Borrower further consents to the venue of any state or federal court sitting in Oklahoma County, Oklahoma in any action arising under this Note. Nothing contained herein, however, shall prevent the Lender from bringing any action or exercising any rights against any security or against the Borrower personally, or against any property of the Borrower, within any other state.

All agreements between the Borrower and the Lender are expressly limited so that in no event whatsoever, whether by reason of disbursement of the proceeds hereof or otherwise, shall the amount of interest or finance charge (as defined by the laws of the State of Oklahoma) paid or agreed to be paid by the Borrower to the Lender hereof exceed the highest lawful contractual rate of interest or the maximum finance charge permissible under the law which a court of competent jurisdiction, by final nonappealable order, determines to be applicable hereto. If fulfillment of any agreement between the Borrower and the Lender, at the time the performance of such agreement becomes due, involves exceeding such highest lawful contractual rate or such maximum permissible finance charge, then the obligation to fulfill the same shall be reduced so that such obligation does not exceed such highest lawful contractual rate or maximum permissible finance charge. If by any circumstance the Lender shall ever receive as interest or finance charge an amount which would exceed the amount allowed by applicable law, the amount which may be deemed excessive shall be deemed applied to the principal of the indebtedness evidenced hereby and not to interest. All interest and finance charges paid or agreed to be paid to the Lender shall be prorated, allocated and spread throughout the full period of this Note.

The makers, endorsers, sureties, guarantors and all persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof and the release of any party liable for payment of this obligation. Any such extension of time or release may be made at any time and from time to time without notice to any such party and without discharging said party’s liability hereunder. Such parties further severally waive the right to trial by jury in any and every action or proceeding of any kind or nature under or by reason of or relating in any way to this Note or any of the matters referred to herein.

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IN WITNESS WHEREOF, the Borrower has executed this instrument as of the date first above written.

OSAGE EXPLORATION & DEVELOPMENT, INC.

By:

Kim Bradford

Chairman, President, Chief Executive Office